UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


 Date of Report (Date of earliest event reported): December 31,
                              2004


                          DCI USA, INC.
     (Exact name of registrant as specified in its charter)

   Delaware	                000-31143         22-3742159
(State or other jurisdiction   (Commission      (IRS Employer
   of incorporation)		File Number)  Identification No.)

                        231 Norman Avenue
                    Brooklyn, New York 11222
            (Address of principal executive offices)


                          718-383-5255
      (Registrant's telephone number, including area code)


                            _________
  (Former name or former address, if changed since last report)
Section 1- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As reported on the Current Report on Form 8-K filed by DCI USA, Inc. on December 16, 2004, we entered into a Loan Agreement with Apros and Chay MB Ltd., an Israeli private merchant banking company ("Apros and Chay") which is affiliated with Adam Ofek, our President, Chief Financial Officer and a director. Pursuant to the terms of the Loan Agreement, we lend Apros and Chay $96,000. On December 31, 2004, we entered into a Modification Agreement with Apros and Chay and Direct Capital Investments, Ltd., our majority stockholder which is a publically-traded limited liability company in Israel ("DCI Israel"), regarding the aggregate sum of $60,000 which was lent by DCI Israel to Apros and Chay.

Pursuant to the Modification Agreement, DCI Israel assigned to us the right to receive from Apros and Chay the $60,000. Interest shall accrue on said amount at the annual rate of 10%. Principal and accrued interest is due and payable by Apros and Chay to us on December 13, 2005. Apros and Chay has the right to prepay the amount is owes to us at any time.

The obligation of Apros and Chay to pay us is secured by the pledges we received from Apros and Chay in connection with the previous loan of $96,000 which we made to them. As previously reported, Apros and Chay hypothecated all its outstanding share capital to us, agreed not to issue any shares or convertible securities and granted us a second pledge in its shares in Technoprises Ltd.

In consideration of us lending Apros and Chay $60,000, Apros and Chay agreed to release us from our obligation to lend them 60% of the net proceeds of the $250,000 which we will receive from Cornell Capital Partners, L.P.

In connection with the $60,000 loan, we received a warrant to purchase 600,000 shares of Apros and Chay at a purchase price of $0.10 per share. We have this right until December 31, 2005, but we have the right to extend such time for an additional 6 months.

For all the terms and conditions of the Modification Agreement, reference is hereby made to such agreement annexed hereto as
Exhibit 10.39. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

The  disclosure set forth under Item 2.03 (Creation of  a  Direct
Financial Obligation or an Obligation under an Off-Balance  Sheet
Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Section 2-Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In order to memoralize our financial obligations to DCI Israel, on December 31, 2004 we executed and delivered a note to DCI Israel in the aggregate amount of $95,000. Said sum represents the $60,000 which was due from Apros and Chay to DCI Israel which was assigned to us and an aggregate of $35,000 which DCI Israel paid on our behalf. In an effort to facilitate the new ownership and other changes we were undergoing, such amount was paid by DCI Israel on our behalf. Interest on the $95,000 accrues at the annual rate of 8%. Principal and interest is due upon demand by DCI Israel.

On January 5, 2005, we paid DCI Israel $20,000 towards our
$95,000 obligation.

For all the terms and conditions of the Promissory Note, reference is hereby made to such agreement annexed hereto as
Exhibit 10.40. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.


Section 5 - Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election
of Directors;   Appointment of Principal Officers.

Effective as of December 31, 2004, David Yerushalmi resigned as a member of the Board of Directors and Chairman and Chief Executive
Officer of DCI USA, Inc.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

  (a)  Financial Information.   Not applicable
  (b)  Pro forma financial information.   Not applicable
  (c)  Exhibits

     Exhibit 10.39  Modification Agreement dated as  of  December
                    31,  2004 among DCI USA, Inc., Direct Capital
                    Investments, Ltd. and Apros and Chay MB Ltd.

     Exhibit 10.40  Demand Promissory Note dated as of December
                    31, 2004 by DCI USA, Inc. in the original principal amount of $95,000 payable to Direct
                    Capital Investments, Ltd.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DCI USA, INC.
                                        (Registrant)

                                        By: /s/ _Adam Ofek
                                        Adam Ofek, President



Date:  January 6, 2005
                                -4-